Oppenheimer
Main Street(R)Small Cap Fund

Prospectus dated October 26, 2001

                                                              Oppenheimer Main Street Small Cap Fund is a mutual
                                                              fund that seeks capital appreciation to make your
                                                              investment grow. It emphasizes investments in common
                                                              stocks of companies having a small market
                                                              capitalization.
                                                                   This Prospectus contains important information
                                                              about the Fund's objective, its investment policies,
                                                              strategies and risks. It also contains important
                                                              information about how to buy and sell shares of the
                                                              Fund and other account features. Please read this
                                                              Prospectus carefully before you invest and keep it
                                                              for future reference about your account.

As with all mutual funds, the Securities and
Exchange Commission has not approved or disapproved
the Fund's securities nor has it determined that
this Prospectus is accurate or complete. It is a
criminal offense to represent otherwise.

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CONTENTS

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                             ABOUT THE FUND

                             The Fund's Investment Objective and Strategies
                             Main Risks of Investing In the Fund
                             The Fund's Past Performance
                             Fees and Expenses of the Fund
                             About the Fund's Investments
                             How the Fund is Managed

                             ABOUT YOUR ACCOUNT

                             How to Buy Shares
                             Class A Shares
                             Class B Shares
                             Class C Shares
                             Class N Shares
                             Class Y Shares

                             Special Investor Services
                             AccountLink
                             PhoneLink
                             OppenheimerFunds Internet Web Site
                             Retirement Plans

                             How to Sell Shares
                             By Mail
                             By Telephone

                             How to Exchange Shares
                             Shareholder Account Rules and Policies
                             Dividends, Capital Gains and Taxes
                             Financial Highlights
---------------------------- -----------------------------------------------------------------------------------------

ABOUT THE FUND

The Fund's Investment Objective and Strategies

What Is the Fund's Investment Objective?  The Fund seeks capital appreciation.

What DOES THE FUND MAINLY INVEST IN?  The Fund invests mainly in common stocks of small market capitalization ("small-cap") U.S.
companies that the Fund's investment manager, OppenheimerFunds, Inc. (the "Manager") believes have favorable business trends or prospects. Under normal market conditions, the Fund will invest at least 65% of its total assets in common stocks and other equity securities of "growth" and/or "value" small-cap companies.  These may include unseasoned companies. A "value" investment style attempts to find companies whose securities are believed to be undervalued in the marketplace.  A "growth" investment style encompasses a search for companies whose earnings are expected to increase at a greater rate than the overall market. The Fund incorporates a blended style of investing combining both growth and value styles.

         The Fund currently considers an issuer having a market capitalization of up to $2.5 billion to be a small-cap issuer. The
Fund measures that capitalization at the time the Fund buys the security, and it is not required to sell the security if the issuer's capitalization grows above $2.5 billion. Over time, the Fund may change the range of assets it uses to define small-cap issuers, as market conditions change. The Fund's investment program is more fully explained in "About the Fund's Investments," below.

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       What is "Market Capitalization"?
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       In general, market capitalization is the value of a company determined by the total market value of its issued and outstanding common stock.
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HOW DO THE PORTFOLIO MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL?  In selecting securities for purchase or sale by the Fund, the
Fund's portfolio managers use an investment process that combines quantitative models, fundamental research about particular securities and individual judgment. While this process and the inter-relationship of the factors used may change over time and its implementation may vary in particular cases, in general the selection process involves the use of:

o        Multi-factor quantitative models: These include a group of "top-down" models that analyze data such as relative valuations, relative price trends, interest rates and the shape of the yield curve. These help direct portfolio emphasis by industries and value or growth styles. A group of "bottom up" models helps to rank stocks in a universe typically including the 1000 stocks that follow the largest 1000 stocks in order of market capitalization, selecting stocks for relative attractiveness by analyzing fundamental stock and company characteristics.
o        Fundamental research: The portfolio managers use internal research and analysis by other market analysts, with emphasis on current company news and industry-related events.
o        Judgment: The portfolio is then continuously re-balanced by the portfolio managers, based upon the quantitative tools and quantitative factors described above.

         In seeking broad diversification of the Fund's portfolio, the portfolio managers currently search primarily for the following characteristics (although these may vary over time and in different cases):
o        Companies with a small market capitalization, primarily up to $2.5 billion.
o        Companies with financial characteristics attractive to our quantitative models.
o        Companies experiencing positive changes in operations due to enhanced competitive ability and/or beneficial industry trends.

         The portfolio managers employ a disciplined approach in deciding whether to sell particular portfolio securities based on quantitative models and fundamental research.  If a particular stock exhibits a material decrease in revenue and earnings growth, they will consider selling the stock. In addition, if the reason that the portfolio managers originally purchased the stock of a particular company materially changes then they may also decide to sell the stock.

Who Is the Fund Designed For?  The Fund is designed primarily for investors seeking capital appreciation in their investment over the long term. Those investors should be willing to assume the greater risks of short-term share price fluctuations that are typical for a fund focusing on small-cap stocks. The Fund does not seek current income and the income from its investments will likely be small, so it is not designed for investors needing current income. Because of its focus on long-term capital appreciation, the Fund may be appropriate for part of a retirement plan's investments. The Fund is not a complete investment program.

Main Risks of Investing in the Fund

All investments have risks to some degree.  The Fund's investments are subject to changes in their value from a number of factors described below.  There is also the risk that poor security selection by the Manager will cause the Fund to underperform other funds having a similar objective.

RISKS OF INVESTING IN STOCKS.   Stocks fluctuate in price, and their short-term volatility at times may be great.  Because the Fund invests primarily in common stocks, the value of the Fund's portfolio will be affected by changes in the stock markets.  The Fund's net asset values per share will fluctuate as the values of the Fund's portfolio securities change.

         The  prices  of  individual  stocks do not all move in the same  direction  uniformly  or at the same  time.  Different  stock markets may behave  differently  from each other.  The Fund currently  focuses its stock  investments in U.S.  issuers and  accordingly will be affected primarily by changes in U.S. stock markets.

         Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry.  Also, securities of small-cap companies may have more volatile prices than stocks of medium and large capitalization companies.

         At times, the Manager may increase the Fund's emphasis of its investments in a particular industry or sector.  To the extent that the Fund increases its emphasis on stocks in a particular industry, its share values may fluctuate in response to events affecting that industry, such as changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry more than others.

SPECIAL RISKS OF SMALL-CAP STOCKS.  The Fund invests mainly in stock of small-cap companies, which generally are newer companies.
While these stocks may offer greater opportunities for long-term capital appreciation than larger, more established companies, they involve substantially greater risks of loss and price fluctuations. Small-cap companies may have limited product lines or markets for their products, limited access to financial resources and less depth in management skill than larger, more established companies.
Small-cap stocks may be less liquid than those of larger issuers. That means the Fund could have greater difficulty selling a security of a small-cap issuer at an acceptable price, especially in periods of market volatility. That increases the Fund's potential for losses. Also, it may take a substantial period of time before the Fund realizes a gain on an investment in a small-cap company, if it realizes any gain at all.

How Risky is the Fund Overall?  The risks described above collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance and its price per share.  Particular investments and investment strategies also have risks.  These risks mean that you can lose money by investing in the Fund.  When you redeem your shares, they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its investment objective.

         In the short term, the stock market and small-cap stocks can be volatile. The price of the Fund's shares can go up and down substantially. The Fund generally does not use income-producing investments to help cushion the Fund's total return from changes in stock prices.  In the OppenheimerFunds spectrum, the Fund is generally more aggressive than a large capitalization stock fund or a balanced fund.

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An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing the Fund's performance (for its
Class A shares) from year to year for the full calendar years since the Fund's inception and by showing how the average annual total return of the Fund's Class A shares compare to those of a broad-based market index.  The Fund's past investment performance is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31/00)

[See appendix to prospectus for data in bar chart showing annual total returns]

Sales charges are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.
During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was (7.34)%
( 2Q'00 ) and the lowest return (not annualized) for a calendar quarter was  (-8.58 )% ( 4Q'00).

  ----------------------------------------- ---------------------- ---------------------
  Average Annual Total
  Returns for the periods
  ended December 31, 2000                   1 Year                 Life of Class
  ----------------------------------------- ---------------------- ---------------------
  ----------------------------------------- ---------------------- ---------------------
  Class A Shares (inception 8/02/99)        3.82%                  22.71%
  ----------------------------------------- ---------------------- ---------------------
  ----------------------------------------- ---------------------- ---------------------
   Lipper Small Cap Core Fund               6.93%                  15.36%
  IX                     (from 7/31/99 )
  ----------------------------------------- ---------------------- ---------------------
  ----------------------------------------- ---------------------- ---------------------
  Class B Shares (inception 8/2/99 )        4.32%                  24.42%
  ----------------------------------------- ---------------------- ---------------------
  ----------------------------------------- ---------------------- ---------------------
  Class C Shares (inception 8/2/99 )        8.40%                  27.06%
  ----------------------------------------- ---------------------- ---------------------
  ----------------------------------------- ---------------------- ---------------------
  Class Y Shares (inception 8/2/99)         10.61%                 28.40%
  ----------------------------------------- ---------------------- ---------------------

The Fund's average annual total returns in the table include the applicable sales charge for Classes A, B and C shares: for Class A, the current maximum initial sales charge of 5.75%; for Class B, the contingent deferred sales charges of 5% (1-year) and 3% (life of class); and for Class C, the 1% contingent deferred sales charge for the 1-year period.  There is no sales charge on Class Y shares.

Because Class N shares were not offered for sale during the Fund's fiscal year ended June 30, 2000, no performance information is included in the table above for Class N shares.

The Fund's returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares.  The performance of the Fund's Class A shares is compared to the Lipper Small Cap Core
Fund Index, an unmanaged index of equity securities. The index performance reflects the reinvestment of income but does not consider the effects of transaction costs. The Fund may have investments that vary from those in the index.

Fees and Expenses of the Fund

The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset value per share. All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the
Fund. The numbers below are based on the Fund's expenses during its fiscal period ended June 30, 2001.

Shareholder Fees (charges paid directly from your investment):

  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
                                                      Class A      Class B      Class C     Class N      Class Y
                                                      Shares       Shares       Shares      Shares5      Shares
  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
  Maximum Sales Charge (Load) on
  purchases (as % of offering price)                   5.75%        None         None         None        None
  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
  Maximum Deferred Sales Charge (Load)
  (as % of the lower of the original offering
  price or redemption proceeds)                        None1         5%2          1%3         1%4         None
  ------------------------------------------------- ------------ ------------ ------------ ----------- ------------
1.       A contingent deferred sales charge may apply to redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
2.       Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.
4.       A contingent deferred sales charge applies to shares redeemed within 18 months of retirement plan's first purchase.
5.       Class N shares were first offered on March 1, 2001.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
                                                     Class A      Class B      Class C     Class N      Class Y
                                                     Shares       Shares       Shares       Shares       Shares
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  Management Fees                                     0.73%        0.73%        0.73%       0.73%        0.73%
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  Distribution and/or Service (12b-1) Fees            0.23%        1.00%        1.00%       0.50%         N/A
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  Other Expenses                                      0.32%        0.32%        0.32%       0.36%        0.16%
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
  Total Annual Operating Expenses                     1.28%        2.05%        2.05%       1.59%        0.89%
  ------------------------------------------------ ------------ ------------ ------------ ----------- -------------
Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses that the Fund pays.

Examples. The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

  If shares are redeemed:                 1 Year               3 Years             5 Years           10 Years(1)
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class A Shares                           $698                 $958                $1,237             $2,031
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class B Shares                           $708                 $943                $1,303             $2,000
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class C Shares                           $308                 $643                $1,103             $2,379
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class N Shares                           $262                 $502                 $866              $1,889
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class Y Shares                           $86                  $268                 $466              $1,037

  If shares are not redeemed:             1 Year               3 Years             5 Years           10 Years(1)
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class A Shares                           $698                 $958                $1,237             $2,031
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class B Shares                           $208                 $643                $1,103             $2,000
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class C Shares                           $208                 $643                $1,103             $2,379
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class N Shares                           $162                 $502                 $866              $1,889
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  Class Y Shares                           $86                  $268                 $466              $1,037
------------------------------
In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N Shares contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class B, Class C and
Class N expenses do not include the contingent deferred sales charges.
1 Class B expenses for years 7 through 10 are based on Class A expenses since Class B shares automatically convert to Class A after 6 years.

About the Fund's Investments

THE FUNDS' PRINCIPAL INVESTMENT POLICIES.  The allocation of the Fund's portfolio among different types of investments will vary over time based on the Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below. The Statement of Additional Information contains more detailed information about the
Fund's investment policies and risks.

Small-Cap Stocks. The Fund invests mainly in a diversified portfolio of common stocks of smaller companies to seek capital appreciation. Small-cap growth companies could include, for example, companies that are developing new products or services, that have relatively favorable prospects, or that are expanding into new and growing markets. They may be providing new products or services that can enable them to capture a dominant or important market position. They may have a special area of expertise or the capability to take advantage of changes in demographic factors in a more profitable way than larger, more established companies. Current examples include companies in the fields of telecommunications, biotechnology, computer software, and new consumer products. Small-cap value companies have valuation parameters (such as the P/E ratio) that are less expensive than other small-cap companies.  Current examples may include energy and financial stocks.

         The definition of small capitalization issuers used by the Manager is based on the current market capitalization measurement used by Lipper Analytical Services, Inc., an independent mutual fund rating company.  The range of assets can change and the
         Manager may choose another basis for determining its definition of "small cap."

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              What is a "small-cap" issuer?  Small-cap issuers are those issuers having a market capitalization of up to $2.5 billion.
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Investing in Unseasoned Companies.  The Fund can invest in unseasoned companies. These are companies that have been in operation less than three years, including the operations of any predecessors. Because these companies have a limited operating history and may be more dependent on the efforts of individual managers, their securities may have limited liquidity and their prices may be very volatile. The Fund currently does not intend to invest more than 20% of its net assets in these securities.

        Newer growth companies typically retain a large part of their earnings for research, development or investment in capital assets. Therefore, they do not tend to emphasize paying dividends, and may not pay any dividends for some time after the Fund buys their stock.  However, the Fund does not have current income as a goal.

Portfolio Turnover. The Fund may engage in active trading to try to achieve its objective; however, it is not expected to have a portfolio turnover rate in excess of 175% annually. Portfolio turnover affects brokerage costs the Fund pays and high portfolio turnover (for example over 100%) can increase the costs the Fund pays and reduce the performance of the Fund.  If the Fund realizes capital gains when it sells its portfolio investments, it must generally pay those gains out to shareholders, increasing their taxable distributions. The Financial Highlights table at the end of this Prospectus shows the
        Fund's portfolio turnover rates during prior fiscal years.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE? The Fund's Board of Trustees can change non-fundamental investment policies without shareholder approval, although significant changes will be described in amendments to this Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's objective is a fundamental policy. Investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

Other Investment Strategies. To seek its objective, the Fund can use the investment techniques and strategies described below. The
Fund might not always use all of them.  These techniques have risks, although some are designed to help reduce overall investment or market risks.

Other Investments.  The Fund's investments are not limited only to small-cap issuers. Under normal market conditions, up to 35% of the assets of the Fund can be invested in securities of mid and large capitalization companies, if the Manager believes they offer opportunities for growth.

Other Equity Securities.  Equity securities include common stocks, as well as "equity equivalents" such as preferred stocks and securities convertible into common stock.  Preferred stock has a set dividend rate and ranks after bonds and before common stocks in its claim for dividends and on assets if the issuer is liquidated or becomes bankrupt.  The Manager considers some convertible securities to be "equity equivalents" because of the conversion feature and in that case their rating has less impact on the investment decision than in the case of debt securities.

Special Risks of Initial Public Offerings (IPOs).   The Fund has no limit on the amount of its assets that can be invested in IPOs.
         By definition, securities issued in IPOs have not traded publicly until the time of their offerings. Special risks associated with IPOs may include, among others, the fact that there may be only a limited number of shares available for trading.  The market for those securities may be unseasoned. The issuer may have a limited operating history.  These factors may contribute to price volatility. The limited number of shares available for trading in some IPOs may also make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. In addition, some companies initially offering their shares publicly are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of the companies involved in new industries may be regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of them.  Many IPOs are by small- or micro-cap companies that are undercapitalized.

Risks of Foreign Investing. The Fund can buy securities of companies or governments in any country, developed or underdeveloped.
         While there is no limit on the amount of the Fund's assets that may be invested in foreign securities, the Manager does not currently plan to invest significant amounts of the Fund's assets in foreign securities. While foreign securities offer special investment opportunities, there are also special risks, such as the effects of a change in value of a foreign currency against the U.S. dollar, which will result in a change in the U.S. dollar value of securities denominated in that foreign currency.

Illiquid and Restricted Securities.  Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of
         1933. The Fund will not invest more than 10% of its net assets in illiquid or restricted securities (the Board can increase that limit to 15%). Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be subject to that limit. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Derivative Investments. The Fund can invest in a number of different kinds of "derivative" investments. In general terms, a derivative investment is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. In the broadest sense, options, futures contracts, and other hedging instruments the Fund might use may be considered "derivative" investments.  The Fund does not expect to use derivatives to a significant degree and is not required to use them in seeking its objective.

         Derivatives have risks. If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on the investment. The underlying security or investment on which a derivative is based, and the derivative itself, may not perform the way the Manager expected it to. As a result of these risks the Fund could realize less principal or income from the investment than expected or its hedge might be unsuccessful. As a result, the Fund's share price could fall.  Certain derivative investments held by the Fund might be illiquid.

     o   Hedging.  The Fund can buy and sell futures contracts, put and call options, forward contracts and options on futures and securities indices. These are all referred to as "hedging instruments."  Some of these strategies would hedge the Fund's portfolio against price fluctuations. Other hedging strategies, such as buying futures and call options, would tend to increase the Fund's exposure to the securities market.

         There are also special risks in particular hedging strategies.  Options trading involves the payment of premiums and can increase portfolio turnover.  If the Manager used a hedging instrument at the wrong time or judged market conditions incorrectly, the strategy could reduce the Fund's return.

Temporary Defensive and Interim Investments.   In times of unstable adverse market or economic conditions, the Fund can invest up to
         100% of its total assets in temporary defensive investments that are inconsistent with the Fund's principal investment strategies. Generally they would be highly-rated commercial paper and money market instruments, U.S. government securities, and repurchase agreements. To the extent the Fund invests defensively in these securities, it might not achieve its investment objective.

How the Fund Is Managed

The Manager. The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has been an investment adviser since January 1960.  The Manager and its subsidiaries and affiliates managed more than $120 billion in assets as of October 1, 2001 including other Oppenheimer funds, with more than 5 million shareholder accounts.
The Manager is located at 498 Seventh Avenue, New York, NY 10018.

Portfolio Managers.  The portfolio managers of the Fund are Charles Albers and Mark Zavanelli. Mr. Albers is a Vice President of the
         Fund, a Senior Vice President of the Manager and an officer and portfolio manager of other Oppenheimer funds. Mr. Zavanelli is an Assistant Vice President of the Fund and of the Manager.  Prior to joining the Manager in April 1998, Mr. Albers was a portfolio manager at Guardian Investor Services (from 1972), the investment management subsidiary of The Guardian Life
         Insurance Company.  Before joining the Manager in April 1998, Mr. Zavanelli was President of Waterside Capital Management, a
         registered investment advisor (from August 1995), and a financial research analyst for Elder Research (from June 1997).

Advisory Fees. Under the Investment Advisory Agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets of the Fund, 0.72% of the next $200 million, 0.69% of the next $200 million; 0.66% of the next $200 million; and 0.60% of average annual net assets in excess of $800 million.  The Fund's management fee for the period ended September 30, 2001 was 0.73% of average annual net assets for each class of shares.

A B O U T   Y O U R  A C C O U N T

How to Buy Shares

HOW DO YOU BUY SHARES?  You can buy shares several ways, as described below.  The Fund's Distributor, OppenheimerFunds Distributor,
Inc., may appoint servicing agents to accept purchase (and redemption) orders.  The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.
Buying Shares Through Your Dealer.  You can buy shares through any dealer, broker, or financial institution that has a sales agreement with the Distributor.  Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through the Distributor.  Complete an OppenheimerFunds New Account Application and return it with a check payable to
         "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217.  If you don't list a dealer on the application, the Distributor will act as your agent in buying the shares.  However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.

     o   Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid for by Federal Funds wire.  The minimum investment is $2,500.  Before sending a wire, call the Distributor's Wire Department at 1.800.525.7048 to notify the
         Distributor of the wire, and to receive further instructions.

     o   Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink, shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH) system. You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink," below for more details.

     o   Buying Shares Through Asset Builder Plans.  You may purchase shares of the Fund (and up to four other Oppenheimer funds)
         automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with
         AccountLink.  Details are in the Asset Builder Application and the Statement of Additional Information.

HOW MUCH MUST YOU INVEST?  You can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

     o   With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 through AccountLink.

     o   Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k) plans, you can start your account with as little as $250. If your IRA is started under an Asset Builder Plan, the $25 minimum applies. Additional purchases may be as little as $25.

     o   The minimum investment requirement does not apply to reinvesting dividends from the Fund or other Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price, which is the net asset value per share plus any initial sales charge that applies.  The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net Asset Value.  The net asset value of each class of shares is determined as of the close of The New York Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a "regular business day").  The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days.  All references to time in this Prospectus mean "New
         York time."

         The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  To determine net asset value, the Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value.  The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.  Because some foreign securities trade in markets and exchanges that operate on holidays and weekends, the values of the Fund's foreign investments might change significantly on days when investors cannot buy or redeem Fund shares.

The Offering Price.  To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.  If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.

Buying Through a Dealer.  If you buy shares through a dealer, your dealer must receive the order by the close of The New York Stock
         Exchange and transmit it to the Distributor so that it is received before the Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

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WHAT CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers investors five different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices.  When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.
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Class A Shares.  If you buy Class A shares, you pay an initial sales charge (on investments up to $1 million for regular accounts or
         $500,000 for certain retirement plans.)  The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?" below.
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Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within six years of buying them, you will normally pay a contingent deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can
         You Buy Class B Shares?" below.
---------------------------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?" below.
---------------------------------------------------------------------------------------------------------------------------------------
Class N Shares.  If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. Non-retirement plan investors cannot buy Class N shares.
         Class N shares also are offered to rollover IRAs sponsored by the Manager that purchase Class N shares with the proceeds from a distribution from a qualified retirement plan or 403(b) plan sponsored by the Manager. If you sell your shares within eighteen (18) months of the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N shares?" below.
Class Y Shares.  Class Y shares are offered only to certain institutional investors that have special agreements with the Distributor.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment.  If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

         The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes.  Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment?  While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares.  Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest.  For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C.  For retirement plans that qualify to purchase Class N shares, Class N shares will generally be more advantageous than Class B and Class C shares.
     o   Investing for the Shorter Term.  While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term.  Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

         However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares.  That is because the annual asset-based sales charge on
         Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares.  For that reason, the Distributor normally will not accept purchase orders of
         $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

     o   Investing for the Longer Term.  If you are investing less than $100,000 for the longer-term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

         For retirement plans that qualify to purchase Class N shares, Class N shares will generally be more advantageous than Class
         C shares; Class B shares are not available for purchase by such retirement plans.

Are There Differences in Account Features That Matter to You?  Some account features may not be available to Class B or Class C shareholders. Other features may not be advisable (because of the effect of the contingent deferred sales charge) for Class
         B, Class C or Class N shareholders. Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy.

         Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A or Class Y shares, such as the Class B, Class C and Class N asset-based sales charge described below and in the Statement of Additional Information. Share certificates are not available for Class
         B, Class C and Class N shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider.

How Do Share Classes Affect Payments to My Broker?  A salesperson, such as a broker, may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B, Class C and Class N contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for commissions and expenses it pays to dealers and financial institutions for selling shares. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS.  Appendix C to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions.  To receive a waiver or special sales charge rate, you must advise the Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special condition apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.  However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of
Additional Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge varies depending on the amount of your purchase.  A portion of the sales charge may be retained by the
Distributor or allocated to your dealer as commission. The Distributor reserves the right to reallow the entire commission to dealers. The current sales charge rates and commissions paid to dealers and brokers are as follows:

                                       Front-End Sales          Front-End Sales
                                       Charge As a              Charge As a               Commission As
                                       Percentage of            Percentage of Net         Percentage of
  Amount of Purchase                   Offering Price           Amount Invested           Offering Price
  ------------------------------------ ------------------------ ------------------------- -------------------------
  Less than $25,000                             5.75%                    6.10%                     4.75%
------------------------------------ ------------------------- ------------------------- ------------------------
$25,000 or more but                           5.50%                     5.82%                     4.75%
less than $50,000
------------------------------------ ------------------------- ------------------------- ------------------------
$50,000 or more but                           4.75%                     4.99%                     4.00%
less than $100,000
------------------------------------ ------------------------- ------------------------- ------------------------
$100,000 or more but                          3.75%                     3.90%                     3.00%
less than $250,000
------------------------------------ ------------------------- ------------------------- ------------------------
$250,000 or more but                          2.50%                     2.56%                     2.00%
less than $500,000
------------------------------------ ------------------------- ------------------------- ------------------------
$500,000 or more but less than $1             2.00%                     2.04%                     1.60%
million
------------------------------------ ------------------------- ------------------------- ------------------------

Can You Reduce Class A Sales Charges?  You may be eligible to buy Class A shares at              reduced sales charge rates under the
Fund's "Right of Accumulation" or a Letter of Intent,         as described in "Reduced Sales Charges" in the Statement of Additional
Information.

Class A Contingent Deferred Sales Charge. There is no initial sales charge on non-retirement              plan purchases of Class A
shares of any one or more of the Oppenheimer funds
         aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to
         purchase such shares prior to March 1, 2001 ("grandfathered retirement accounts").   After March 1, 2001, retirement plans
         are not permitted to make initial purchases of Class A shares subject to a contingent deferred sales charge, except as provided below.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will be paid only on purchases that were not previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the end of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to 1.0% of the lesser of (1) the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or (2) the original net asset value of the redeemed shares.  The Class A contingent deferred sales charge will not exceed the aggregate amount of the commissions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchases by Certain Retirement Plans.  As of March 1, 2001, there is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the
Distributor.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class
A shares by those retirement plans from its own resources at the time of sale. 1

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge.  However, if
Class B shares are redeemed within 6 years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the
Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

         To determine whether the contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:

1.       shares acquired by reinvestment of dividends and capital gains distributions,
2.       shares held for over 6 years, and
3.       shares held the longest during the 6-year period.

         The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

  Years Since Beginning of Month in Which                   Contingent Deferred Sales Charge on
                                                            Redemptions in That Year
  Purchase Order was Accepted                               (As % of Amount Subject to Charge)
  --------------------------------------------------------- -------------------------------------------------------
  0 - 1                                                     5.0%
  --------------------------------------------------------- -------------------------------------------------------
  1 - 2                                                     4.0%
  --------------------------------------------------------- -------------------------------------------------------
  2 - 3                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
  3 - 4                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
  4 - 5                                                     2.0%
  --------------------------------------------------------- -------------------------------------------------------
  5 - 6                                                     1.0%
  --------------------------------------------------------- -------------------------------------------------------
  6 and following                                           None
  --------------------------------------------------------- -------------------------------------------------------
In the table, a "year" is a 12-month period.  In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares.  Class B shares automatically convert to Class A shares 72 months after you purchase them.
         This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below.  The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed.  When any Class B shares you hold convert, a prorated portion of your Class B shares that were acquired by the reinvesting of dividends and distributions on the converted shares will also convert to Class A shares.  For further information on the conversion feature and its tax implications, see "Class B
         Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares are sold at net asset value per share without an initial sales charge.  However, if
Class C shares are redeemed within 12 months from the end of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds.  The Class C contingent deferred sales charge is paid to compensate the
Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

To determine whether the contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
     1.  shares acquired by reinvestment of dividends and capital gains distributions,
     2.  shares held for over 12 months, and
     3.  shares held the longest during the 12-month period.

HOW CAN YOU BUY CLASS N SHARES? Class N shares are offered only through retirement plans (including IRAs and 403(b) plans) that purchase $500,000 or more of Class N shares from one or more Oppenheimer funds or through group retirement plans (which do not include IRAs and 403(b) plans) that have assets of $500,000 or more or 100 or more eligible participants. See "Availability of Class
N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.
Non-retirement plan investors cannot buy Class N shares directly. Class N shares also are offered to rollover IRAs sponsored by the
Manager that purchase Class N shares with the proceeds from a distribution from a qualified retirement plan or 403(b) plan sponsored by the Manager.

         A contingent deferred sales charge of 1.00% upon the redemption of Class N shares, will be imposed if:

o        The group  retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all Oppenheimer  funds are terminated  as an  investment  option of the plan and Class N shares are  redeemed  within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or

o        With respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first  purchase of Class N shares of any Oppenheimer fund.

         Retirement plans that offer Class N shares may impose charges on plan participant accounts.  The procedures for purchasing, redeeming, exchanging and transferring the Fund's other classes of shares (other than the time those orders must be received by the
Distributor or Transfer Agent in Denver) and the special account features applicable to purchasers of those other classes of shares described elsewhere in this Prospectus do not apply to Class N shares offered through a group retirement plan.  Instructions for purchasing, redeeming, exchanging or transferring Class N shares must be submitted by the plan, not by plan participants for whose benefit the shares are held.

WHO CAN BUY CLASS Y SHARES?  Class Y shares are sold at net asset value per share without sales charge directly to certain institutional investors that have special agreements with the Distributor for this purpose.  They may include insurance companies, registered investment companies and employee benefit plans.  For example, Massachusetts Mutual Life Insurance Company, an affiliate of the Manager, may purchase Class Y shares of the Fund and other Oppenheimer funds (as well as Class Y shares of funds advised by
MassMutual) for asset allocation programs, investment companies or separate investment accounts it sponsors and offers to its customers.  Individual investors cannot buy Class Y shares directly.

       An institutional investor that buys Class Y shares for its customers' accounts may impose charges on those accounts.  The procedures for purchasing, redeeming, exchanging and transferring the Fund's other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent in Denver) and the special account features available to purchasers of those other classes of shares described elsewhere in this Prospectus do not apply to Class Y shares.  Instructions for purchasing, redeeming, exchanging or transferring Class Y shares must be submitted by the institutional investor, not by its customers for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12B-1) PLANS.  Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

Service Plan for Class A Shares.  The Fund has adopted a Service Plan for Class A shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of Class A shares of the Fund.  The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N shares. The Fund has adopted Distribution and Service Plans for Class
         B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of  0.75%
         per year on Class B and on Class C shares and the Fund pays the Distributor an annual asset-based sales charge of 0.25% per year on Class N shares.  The Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by up to 1.00% and increase Class N expenses by up to 0.50% of the net assets per year of the respective class.  Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B,
         Class C or Class N shares.  The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares were sold by the dealer.  After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.  The Distributor retains the service fees for accounts for which it renders the required personal services.

         The Distributor currently pays a sales concession of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price.  The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price.  The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

         The Distributor currently pays a sales concession of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale.  Including the advance of the service fee the total amount paid by the Distributor  to the dealer at the time of sale of Class N shares is therefore 1.00% of the purchase price.  The Distributor retains the asset-based sales charge on Class N shares.

         That sales concession on the sale of Class N shares will not be paid on (i) purchases of Class N shares in amounts of
         $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored
         Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), (ii) purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the OppenheimerFunds),and (iii) purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or
         Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

Special Investor Services

ACCOUNTLINK.  You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution.  It must be an Automated Clearing House (ACH) member. AccountLink lets you:
     o   transmit funds electronically to purchase shares by telephone (through a service representative or by PhoneLink) or automatically under Asset Builder Plans, or
     o   have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account.
         Please call the Transfer Agent for more information.
         You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to
$250,000 through a telephone representative, call the Distributor at 1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your application or your dealer's settlement instructions if you buy your shares through a dealer.  After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent.  AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges.  After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone.  PhoneLink may be used on already-established Fund accounts after you obtain a
Personal Identification Number (PIN), by calling the special PhoneLink number, 1.800.533.3310.

Purchasing Shares.  You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310.  You must have established
         AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging Shares.  With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.

Selling Shares.  You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account.  Please refer to "How to Sell Shares," below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).  Please call 1.800.525.7048 for information about which transactions may be handled this way.  Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEB SITE.  You can obtain information about the Fund, as well as your account balance, on the
OppenheimerFunds Internet web site, at HTTP://WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed in the account registration
(and the dealer of record) may request certain account transactions through a special section of that web site. To perform account transactions or obtain account information online, you must first obtain a user I.D and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048. At times, the web site may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional
Information for details.

REINVESTMENT PRIVILEGE. If you redeem some or all of your Class A or Class B shares of the Fund, you have up to 6 months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C, Class N or Class
Y shares. You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT PLANS.  You may buy shares of the Fund for your retirement plan account.  If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account.  The Distributor also offers a number of different retirement plans that individuals and employers can use:

Individual Retirement Accounts (IRAs).  These include regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and Education IRAs.
SEP-IRAs.  These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans.  These are tax deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans.  These are special retirement plans for businesses.
Pension and Profit-Sharing Plans.  These plans are designed for businesses and self-employed individuals.

         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.  Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter or by telephone.  You can also set up
Automatic Withdrawal Plans to redeem shares on a regular basis.  If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
     o   You wish to redeem more than $100,000 and receive a check
     o   The redemption check is not payable to all shareholders listed on the account statement
     o   The redemption check is not sent to the address of record on your account statement
     o   Shares are being transferred to a Fund account with a different owner or name
     o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts.  There are special procedures to sell shares in an OppenheimerFunds retirement plan account.  Call the
         Transfer Agent for a distribution request form.  Special income tax withholding requirements apply to distributions from retirement plans.  You must submit a withholding form with your redemption request to avoid delay in getting your money and if you do not want tax withheld.  If your employer holds your retirement plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

HOW DO YOU SELL SHARES BY MAIL?  Write a letter of instructions that includes:
     o   Your name
     o   The Fund's name
     o   Your Fund account number (from your account statement)
     o   The dollar amount or number of shares to be redeemed
     o   Any special payment instructions
     o   Any share certificates for the shares you are selling
     o   The signatures of all registered owners exactly as the account is registered, and
     o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

------------------------------------------------------------ ---------------------------------------------------------
-----------------------------------------------------------  --------------------------------------------------------
Use the following address for                                Send courier or express mail
-----------------------------------------------------------  requests to:
Requests by mail:                                            OppenheimerFunds Services
OppenheimerFunds Services                                    10200 E. Girard Avenue, Building D
P.O. Box 5270                                                Denver, Colorado 80231
Denver, Colorado 80217-5270
                                                             ---------------------------------------------------------

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone.  To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
     o   To redeem shares through a service representative, call 1.800.852.8457
     o   To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your
Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits On Amounts Redeemed By Telephone?
o        Telephone Redemptions Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account statement.  This service is not available within 30 days of changing the address on an account.

o        Telephone  Redemptions Through  AccountLink or by Wire. There are no dollar limits on telephone  redemption proceeds sent to a bank account  designated when you establish  AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the  redemption.  You do not  receive  dividends  on the  proceeds of the shares you  redeemed  while they are waiting to be transferred.

     If you have  requested  Federal Funds wire  privileges  for your  account,  the wire of the  redemption  proceeds will normally be transmitted  on the next bank business day after the shares are redeemed.  There is a possibility  that the wire may be delayed up to seven days to enable the Fund to sell  securities  to pay the  redemption  proceeds.  No  dividends  are accrued or paid on the proceeds of shares that have been redeemed and are awaiting transmission by wire.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers. Brokers or dealers may charge for that service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT  DEFERRED SALES CHARGES AFFECT  REDEMPTIONS.  If you purchase  shares subject to a Class A, Class B, Class C, or Class N contingent  deferred  sales charge and redeem any of those shares during the  applicable  holding  period for the class of shares,  the contingent  deferred  sales charge will be deducted from the  redemption  proceeds,  unless you are eligible for a waiver of that sales charge based on the  categories  listed in Appendix C to the Statement of Additional  Information  and you advise the Transfer Agent of your  eligibility  for the waiver when you place your  redemption  request.  With respect to Class N shares,  a 1% contingent  deferred sales charge will be imposed if:

o        The  retirement  plan (not  including  IRAs and 403(b)  plans) is terminated  or Class N shared of all  Oppenheimer  funds are terminated  as an  investment  option of the plan and Class N shares are  redeemed  within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or,

o        With respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first  purchase of Class N shares of any Oppenheimer fund.

         A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value.  A contingent deferred sales charge is not imposed on:
o         the amount of your account value represented by an increase in net asset value over the initial purchase price,
o        shares purchased by the reinvestment of dividends or capital gains distributions, or
o        shares redeemed in the special circumstances described in Appendix C to the Statement of Additional Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
(1)      shares acquired by reinvestment of dividends and capital gains distributions,
(2)      shares held for the holding period that applies to that class, and
(3)      shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds.  However, if you exchange them within the applicable contingent deferred sales change holding period, the holding period will carry over to the fund whose shares you acquire.  Similarly, if you acquire shares of this Fund by exchanging shares of another
Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.  Shares of the Fund can be purchased by exchange of shares of other Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:
     o   Shares of the fund selected for exchange must be available for sale in your state of residence.
     o   The prospectus of both funds must offer the exchange privilege.
     o   You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
     o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
     o   Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other Oppenheimer funds.
For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.  In some cases, sales charges may be imposed on exchange transactions.  For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss.  Please refer to "How to Exchange Shares" in the Statement of Additional Information for more details.

         You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional Information or obtain one by calling a service representative at 1.800.525.7048.  That list can change from time to time.
HOW DO YOU SUBMIT EXCHANGE REQUESTS?  Exchanges may be requested in writing or by telephone:

Written Exchange Requests.  Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.  Send it to the
         Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the
         Transfer Agent receives the certificate with the request.

Telephone Exchange Requests.  Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310.  Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES?  There are certain exchange policies you should be aware of:
     o   Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.  However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by a same day exchange.
     o   The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing". When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manger believes to be a market timer.

     o   The Fund may amend, suspend or terminate the exchange privilege at any time.  The Fund will provide you notice whenever it is required to do so, by applicable law.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for purchasing, redeeming, and exchanging shares is contained in the
Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time.  If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner.
         Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the
         Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine and consistent with adopted procedures.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form.  From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this
         Prospectus.

Dealers that can perform account transactions for their clients by participating in NETWORKING through the National Securities
         Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates.
         The redemption price, which is the net asset value per share, will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through AccountLink or by Federal Funds wire (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form.
         However, under unusual circumstances determined by the Securities and Exchange Commission, payment may be delayed or suspended.  For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared.  That delay may be as much as 10 days from the date the shares were purchased.  That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of shares has dropped.  In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions).  This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.

"Backup Withholding" of Federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense. If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.525.7048. You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net investment income annually and to pay dividends to shareholders in December on a date selected by the Board of Trustees. Dividends and distributions paid on Class A and
Class Y shares will generally be higher than dividends for Class B, Class C and Class N shares, which normally have higher expenses than Class A and Class Y. The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS.  The Fund may realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year.  The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year.  There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions.  You have four options:

Reinvest All Distributions in the Fund.  You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividend or Capital Gains.  You can elect to reinvest one type of distribution (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.

Receive All Distributions in Cash.  You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account.  You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES.  If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund.  Distributions are subject to federal income tax and may be subject to state or local taxes.  Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders.  It does not matter how long you have held your shares.  Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year.  Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution."  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.
Remember,  There May be Taxes on  Transactions.  Because the Fund's  share price  fluctuates,  you may have a capital gain or loss when you sell or exchange your shares.  A capital gain or loss is the difference  between the price you paid for the shares and the price you received when you sold them.  Any capital gain is subject to capital gains tax.
Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal income tax information about your investment.  You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

FINANCIAL HIGHLIGHTS

The Financial Highlights Table is presented to help you understand the Fund's financial performance over the fiscal year. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuring reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, the Fund's independent auditors, whose report along with the Fund's financial statements, is included in the Statement of Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

                                                                      CLASS A                     CLASS B
                                                                        YEAR                       YEAR
                                                                        ENDED                      ENDED
                                                                      JUNE 30,                    JUNE 30,
                                                         2001           2000(1)      2001          2000(1)
=========================================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period                $     14.77    $     10.00   $     14.68    $   10.00
---------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                        (.08)          (.06)         (.14)        (.11)
Net realized and unrealized gain (loss)                    1.12           4.85          1.05         4.81
                                                    -----------------------------------------------------
Total income (loss) from investment operations             1.04           4.79           .91         4.70
---------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                       (.79)          (.02)         (.79)        (.02)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $     15.02    $     14.77   $     14.80    $   14.68
                                                    =====================================================
=========================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                        7.66%         47.98%         6.79%       47.08%
=========================================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)            $   294,780    $   141,721   $   177,479    $  99,060
---------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                   $   205,916    $    75,295   $   128,350    $  51,951
---------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                                       (0.60)%        (0.82)%       (1.36)%      (1.53)%
Expenses                                                   1.28%          1.50%         2.05%        2.21%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     181%           108%          181%         108%

1. For the period from August 2, 1999 (inception of offering) to June 30, 2000.

2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

3. Annualized for periods of less than one full year.

 OPPENHEIMER MAIN STREET SMALL CAP FUND

                                                                    CLASS C      CLASS N
                                                                      YEAR        PERIOD
                                                                     ENDED        ENDED
                                                                    JUNE 30,     JUNE 30,
                                                        2001         2000(1)     2001(2)
========================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period                $   14.68     $   10.00    $  13.53
----------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                      (.13)         (.10)       (.02)
Net realized and unrealized gain (loss)                  1.05          4.80        1.49
                                                    ------------------------------------
Total income (loss) from investment operations            .92          4.70        1.47
----------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                     (.79)         (.02)         --
----------------------------------------------------------------------------------------
Net asset value, end of period                      $   14.81     $   14.68    $  15.00
                                                    ====================================
========================================================================================
TOTAL RETURN, AT NET ASSET VALUE(3)                      6.86%        47.08%      10.87%
========================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)            $  89,814     $  43,695    $    995
----------------------------------------------------------------------------------------
Average net assets (in thousands)                   $  60,762     $  21,984    $    445
----------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                     (1.36)%       (1.54)%     (0.76)%
Expenses                                                 2.05%         2.21%       1.59%
----------------------------------------------------------------------------------------
Portfolio turnover rate                                   181%          108%        181%

1. For the period from August 2, 1999 (inception of offering) to June 30, 2000.

2. For the period from March 1, 2001 (inception of offering) to June 30, 2001.

3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

4. Annualized for periods of less than one full year.

 OPPENHEIMER MAIN STREET SMALL CAP FUND

FINANCIAL HIGHLIGHTS CONTINUED

                                                                  CLASS Y
                                                                   YEAR
                                                                   ENDED
                                                                  JUNE 30,
                                                       2001        2000(1)
==========================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period                 $  14.82    $  10.00
-------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                      (.05)       (.04)
Net realized and unrealized gain (loss)                  1.13        4.88
                                                     --------    --------
Total income (loss) from investment operations           1.08        4.84
-------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Distributions from net realized gain                     (.79)       (.02)
-------------------------------------------------------------------------
Net asset value, end of period                       $  15.11    $  14.82
                                                     ========    ========
=========================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                      7.90%      48.48%
=========================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)             $      2    $      1
-------------------------------------------------------------------------
Average net assets (in thousands)                    $      2    $      1
-------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                                     (0.23)%     (0.37)%
Expenses                                                 0.89%       1.18%
-------------------------------------------------------------------------
Portfolio turnover rate                                   181%        108%

1. For the period from August 2, 1999 (inception of offering) to June 30, 2000.

2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

3. Annualized for periods of less than one full year.

 OPPENHEIMER MAIN STREET SMALL CAP FUND

INFORMATION AND SERVICES

For More Information on
Oppenheimer Main Street(R)Small Cap Fund:

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION  This document includes additional information about the Fund's investment policies, risks, and operations.  It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS  Additional information about the Fund's investments and performance will be available in the Fund's
Annual and Semi-Annual Reports to shareholders.  The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

  --------------------------------------------------------- -----------------------------------------------------
  By Telephone:                                             Call OppenheimerFunds Services toll-free:
                                                            1.800.525.7048
  --------------------------------------------------------- -----------------------------------------------------
  --------------------------------------------------------- -----------------------------------------------------
  By Mail:                                                  Write to:
                                                            OppenheimerFunds Services
                                                            P.O. Box 5270
                                                            Denver, Colorado 80217-5270
  --------------------------------------------------------- -----------------------------------------------------
  --------------------------------------------------------- -----------------------------------------------------
  On the Internet:                                          You can send us a request by e-mail or read or
                                                            down-load documents on the OppenheimerFunds web
                                                            site:
                                                            HTTP://WWW.OPPENHEIMERFUNDS.COM
                                                            -------------------------------
  --------------------------------------------------------- -----------------------------------------------------
Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference
Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at
1.202.942.8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet web site at
HTTP://WWW.SEC.GOV.  Copies may be obtained after payment of a duplicating fee by electronic request at the SEC's e-mail address:
------------------
PUBLICINFO@SEC.GOV or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.
------------------

No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.
                                                            The Fund's shares are distributed by:
The Fund's SEC File No. 811-09333                           (logo) OppenheimerFunds
PR0847.001.1001                                             Distributor, Inc.
Printed on recycled paper.

--------
1. No concession will be paid on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made. Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than eighteen (18) months.  There is no contingent deferred sales charge upon the redemption of such shares.